Exhibit 10.1

ATLAS TECHNICAL CONSULTANTS, INC.

RESTRICTED STOCK UNIT AGREEMENT

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Participant: ________________________

Grant Date: ________________________

Number of Restricted Stock Units Granted: ____________________

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THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date specified above (the “Grant Date”), is entered into by and between ATLAS TECHNICAL CONSULTANTS, INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).

WHEREAS, it has been determined that it would be in the best interests of the Company to grant the Restricted Stock Units provided herein (“RSUs”) to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and confirms that the Participant has read the Plan carefully and fully understands its contents. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Board and Committee Discretion. For the avoidance of doubt and notwithstanding any forfeiture or accelerated vesting provisions contained in this Agreement, each of the Board and the Committee retains full discretion to accelerate vesting of any and all RSUs granted hereunder upon a Participant’s Termination (as defined below).

4. Vesting; Forfeiture; Termination of Employment.

(a) Vesting. Subject to the provisions of this Section 4, the RSUs subject to this Agreement shall become vested as follows, provided that the Participant has not incurred a termination of employment with the Company or any Affiliate thereof (a “Termination”) prior to the applicable vesting date:

Vesting Date	Portion of RSUs That Vest

First Anniversary of the Grant Date	1/3

Second Anniversary of the Grant Date	1/3

Third Anniversary of the Grant Date	1/3

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued employment with the Company or any Affiliate thereof on such vesting date.

(b) Forfeiture. Subject to the terms of this Section 4, all unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) shall automatically (without further action by the Company or any Person) be immediately forfeited upon the Participant’s Termination for any reason.

(c) Termination.1 Notwithstanding the foregoing provisions of this Section 4, in the event of the Participant’s Termination by the Company or any Affiliate without Cause (including as a result of a nonrenewal by the Company of an employment agreement entered into by and between the Company or its Affiliate and the Participant), by the Participant for Good Reason or as a result of the Participant’s death or Disability, the RSUs that would have vested upon the immediately succeeding vesting date but for such Termination, if any, shall vest upon the date of such Termination; provided, however, that if the Participant’s Termination by the Company or any Affiliate without Cause or by the Participant for Good Reason, in either event, occurs within two years following a Change in Control, any unvested RSUs granted hereunder shall fully vest as of the date of such Termination. For purposes of this Section 4, “Good Reason” shall mean, without the Participant’s consent, (i) a material diminution in the Participant’s base compensation, (ii) a material and ongoing diminution in the Participant’s title, duties or responsibilities, (iii) the relocation of the Participant’s principal place of employment more than fifty (50) miles from its current location, or (iv) any other material breach of a provision of an employment agreement entered into by and between the Company or its Affiliate and the Participant (other than a provision that is covered by clauses (i) – (iii) above); provided, that none of the foregoing events shall constitute Good Reason unless the Participant provides thirty (30) days’ written notice to the Company setting forth in reasonable specificity the event that constitutes Good Reason within sixty (60) days following the initial occurrence of such event, and the Company fails to cure such event within thirty (30) days after receipt from the Participant of such written notice; provided, further, that if not cured within such period, the Participant’s Termination shall be effective upon the expiration of such cure period.

[1]	RSU Agreement for Chief Executive Officer provides for full accelerated vesting of awards in all of the termination scenarios in this section.

5. Delivery of Shares. Within thirty (30) days following the applicable vesting date or event of the RSUs, the Participant shall receive a number of shares of Common Stock equal to the number of RSUs that have become vested on the applicable vesting date or event. Neither this Section 5 nor any action taken pursuant to, or in accordance with, this Agreement should be construed to create a trust or a funded or secured obligation of any kind.

6. Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

7. Non-Transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the RSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 17 of the Plan.

8. Governing Law; Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Austin, Texas, the court of the United States of America for the Western District of Texas, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Texas State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Chief Legal Officer, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

9. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter; provided that, for the avoidance of doubt, the terms of this Agreement shall not be modified by, and the RSUs granted hereunder shall not be subject to, the terms and conditions of any employment or severance agreement between the Participant and the Company or any of its Affiliates in effect as of the Grant Date. This Agreement may be amended by the Company at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is permitted under the terms of the Plan or necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Agreement; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

12. Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of the Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Chief Legal Officer. Any person entitled to notice hereunder may waive such notice in writing.

13. Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

14. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Administrator. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any subsidiary, or interfere in any way with the rights of the Company or any subsidiary to terminate your employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16. Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs (and the shares of Common Stock upon settlement of the RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Agreement will relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

17. Section 409A. This Agreement and the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that the RSUs are subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Neither the Company nor any of its Affiliates shall have any liability to the Participant, in the event that any amount or benefit under this Agreement or the Plan becomes subject to any taxes, penalties, interest or other expenses under Section 409A of the Code, responsibility for payment of such taxes, penalties, interest or other expenses shall rest solely with the Participant and not with the Company or any of its Affiliates.

18. Taxes. To the extent that the receipt, vesting or settlement of the RSUs results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the RSUs, which arrangements may include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Agreement), other property, or any other legal consideration the Administrator deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the RSUs, as determined by the Administrator. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.  The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the RSUs or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Administrator, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

19. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

24. Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by one of its duly authorized officers, and the Participant has executed this Agreement, effective for all purposes as provided above.

ATLAS TECHNICAL CONSULTANTS, INC.

By:

Name:
Title:

PARTICIPANT:

[Name of Participant]

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